UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 8, 2008
TRM CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	0-19657	93-0809419

(State or other jurisdiction of incorporation)	Commission File Number)	(I.R.S. Employer Identification No.)
5208 N.E. 122nd Avenue, Portland, Oregon 97230

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (503) 257-8766
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On February 8, 2008, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”), with LC Capital Master Fund, Ltd. (the “Lender”) and Lampe Conway & Co., LLC, as Administrative Agent (the “Administrative Agent”), pursuant to which the Lender will extend credit in the form of a loan totaling $1,000,000.
     The proceeds of the loan are to be used solely (a) to pay amounts owed to Notemachine Limited under the Settlement Agreement, dated as of November 20, 2007, (b) for working capital and (c) to pay fees and expenses incurred in connection with the Purchase Agreement.
     The loan bears interest at an annual rate equal to adjusted LIBOR (as defined in the Purchase Agreement) plus (i) for each interest period where the Company pays interest in cash, 5.00% per annum and (ii) for each interest period where the Company does not pay interest in cash, 15.00% per annum. Interest on the loan may be paid in kind in the form of additional loans or may be paid in cash if the Company has paid in full its indebtedness under the Amended and Restated Second Lien Loan Agreement, dated as of November 20, 2006, the Company, TRM ATM Corporation and TRM Copy Centers (USA) Corporation, as Borrower, the Subsidiaries of the Borrowers identified therein, as the Guarantors, Wells Fargo Foothill, Inc., as Administrative Agent, GSO Origination Funding Partners, LP, a Delaware limited partnership, and the other Lenders from time to time party thereto (the “GSO Facility”). The loan matures on the earliest of December 6, 2012 or immediately following the Company’s repayment of the loans under the GSO Facility.
     In connection with the Purchase Agreement, the Company issued warrants to the Lender to purchase in the aggregate 2,500,000 shares (the “Warrant Shares”) of the Company’s common stock at an exercise price initially equal to $0.40 per Warrant Share, subject to adjustment for any recapitalizations, stock combinations, stock dividends and stock splits. The warrants may be exercised at any time and expire on February 8, 2015. The Company has agreed to register the Warrant Shares pursuant to a registration rights agreement by and among the Company and the Lender, dated February 8, 2008.
     The Purchase Agreement contains affirmative and negative covenants that restrict the Company’s activities and those of its subsidiaries, including, among other things, restrictions on debt, liens, investments, dispositions and dividends. The Purchase Agreement also contains events of default relating to customary matters, including payment and covenant defaults, cross defaults relating to other indebtedness and insolvency. Upon a default, the Lender can accelerate the maturity of the Loan, subject to a 180-day standstill with respect to any default or acceleration under the GSO Facility.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
See Item 1.01 above, which is incorporated by reference as if fully set forth herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRM CORPORATION
	By:	/s/ Richard B. Stern
		Name:	Richard B. Stern
Date: February 11, 2008		Title:	President & Chief Executive Officer

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